UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 22, 2014

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Patrick Industries, Inc. (the “Company”) was held on May 22, 2014. The total shares outstanding on the record date, March 27, 2014, were 10,667,614. The total shares voted at the meeting in person or by proxy were 9,716,860, which represented 91.09% of the total outstanding eligible votes. The results of the matters voted upon at the Annual Meeting of Shareholders are as follows:

Proposal 1 – Election of nine directors to the Board of Directors to serve until the 2015 Annual Meeting.

Directors	For	Withheld	Broker Non-Votes
Terrence D. Brennan	7,775,559	431,008	1,510,293
Joseph M. Cerulli	7,763,290	443,277	1,510,293
Todd M. Cleveland	7,799,005	407,562	1,510,293
John A. Forbes	8,112,123	94,444	1,510,293
Paul E. Hassler	7,666,295	540,272	1,510,293
Michael A. Kitson	8,109,491	97,076	1,510,293
Andy L. Nemeth	7,187,708	1,018,859	1,510,293
Larry D. Renbarger	7,815,301	391,266	1,510,293
Walter E. Wells	7,775,455	431,112	1,510,293

Proposal 2– To approve an amendment to the Company’s 2009 Omnibus Incentive Plan to increase the number of shares available for grant and to reapprove the material terms of the Plan.

For	Against	Abstain	Broker Non-Votes
4,979,831	3,168,413	58,323	1,510,293

Proposal 3 – Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

For	Against	Abstain	Broker Non-Votes
9,671,531	32,308	13,021	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

DATE: May 23, 2014	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer